Filed pursuant to Rule 424(b)(5)

Registration No. 333-209304

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 4, 2016)

1,500,000 Shares of Common Stock

Vuzix Corporation is offering 1,500,000 shares of our common stock.

Our common stock is listed on The NASDAQ Capital Market under the symbol “VUZI.” On August 8, 2017, the last reported sale price of our common stock on The NASDAQ Capital Market was $6.10 per share.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$5.75	$8,625,000
Placement Agent Fees (1)	$0.30	$450,000
Proceeds, before expenses, to us	$5.45	$8,175,000

(1)	See “Plan of Distribution” for additional disclosure regarding placement agent fees and estimated offering expenses.

Delivery of the shares of common stock to the investors in book-entry form through the facilities of The Depository Trust Company is expected to be made on or about August 14, 2017.

____________________

Chardan

The date of this prospectus is August 9, 2017.

PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $100,000,000, of which this offering is a part.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms, the terms “Vuzix,” the “Company,” “we,” “our” or “us” in this prospectus refer to Vuzix Corporation and its wholly-owned subsidiary.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-4, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Company Overview

We are engaged in the design, manufacture, marketing and sale of wearable display devices also referred to as head mounted displays (or HMDs), in the form of Augmented Reality (AR) glasses, Virtual Reality (VR) glasses and Smart Glasses. Our wearable display products are referred to as Video Eyewear, head mounted wearable displays, video glasses, personal viewers, near-eye virtual displays, and near-eye displays or NEDs. Our wearable display products provide virtual large high-resolution screens, fit in a user’s pocket or purse and can be viewed practically anywhere, anytime. They can also be used for VR and AR applications, in which the wearer is either immersed in a computer generated world or has their real world view augmented with computer generated information or graphics. We produce and sell two main types of wearable display products: Smart Glasses for a variety of enterprise and commercial users and applications, including AR; and Video Viewing glasses (for on-the-go users as mobile displays for entertainment, gaming as well as support for stepping into virtual worlds, simulations & VR gaming). Our products are available with varying features, including with and without application running computer processors, and are offered as either monocular or binocular display systems.

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Historically, we have focused on three markets: the consumer markets for gaming, entertainment and mobile video, smart glasses products for enterprise, and rugged mobile displays for defense markets. In June 2012, we sold the assets that sold products and provided services, directly and indirectly, to military organizations and defense organizations. Accordingly, we now focus primarily on the consumer entertainment and enterprise markets.

We reported net losses of $8,251,762 and $7,879,229 for the six months ended June 30, 2017 and June 30, 2016, respectively. We reported net losses of $19,250,082 and $13,427,478 for the years ended December 31, 2016 and December 31, 2015, respectively. We have an accumulated deficit of $85,090,712 as of June 30, 2017.

Our principal executive offices are located at 25 Hendrix Road, Suite A, West Henrietta, New York. Our telephone number is (585) 359-5900. We maintain an Internet website at www.vuzix.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

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THE OFFERING

Securities we are offering	1,500,000 shares of common stock

Common stock to be outstanding after this offering	22,174,742 shares

Public Offering Price	$5.75

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $8.0 million, after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including expanding our products, and for general working capital purposes.

Prohibitions on subsequent equity sales and variable rate transactions.	Pursuant to the purchase agreement with the purchasers, we and our subsidiaries are prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of common stock or securities convertible or exercisable into common stock, subject to certain exceptions, for a period commencing on the date of the purchase agreement, and terminating on the earlier of (a) 45 days from the closing date of the offering, or (b) the date that the Company’s common stock closing price exceeds $9.00 for a period of 10 consecutive days.

Pursuant to the purchase agreement, we are prohibited from effecting any variable rate transaction (as defined in the purchase agreement), subject to certain exceptions, for a period commencing on the date of the purchase agreement, and terminating 180 days after the closing of the offering

Dividend policy	We do not anticipate paying any cash dividends on our common stock for the foreseeable future.

NASDAQ Capital Market symbol	Our common stock is listed on The NASDAQ Capital Market under the symbol “VUZI.”

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 6 of the accompanying prospectus and the documents incorporated by reference herein.

Unless we indicate otherwise, all information in this prospectus is based on 20,674,742 shares of common stock outstanding as of August 9, 2017, and excludes, as of that date:

•	approximately 1,450,991 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans having a weighted average exercise price of $5.01 per share;

•	approximately 151,850 shares of our common stock issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $2.66 per share; and

•	4,962,600 shares of common stock issuable upon conversion of an aggregate of 49,626 shares of Series A Preferred Stock (excluding conversion of related accrued dividends).

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RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus, including the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2016, before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

The holder of our outstanding shares of Series A Preferred Stock has a continuing right to maintain its pro rata ownership of the Company, which may result in dilution to then-current stockholders.

On January 2, 2015, we entered into and closed a Series A Preferred Stock Purchase Agreement, pursuant to which we issued and sold to Intel Corporation (the “Series A Purchaser”) 49,626 shares of Series A Preferred Stock. Pursuant to the Series A Preferred Stock Purchase Agreement between the Company and the Series A Purchaser, in connection with securities issuances by us in which the Series A Purchaser was not provided the right to participate, we are required to provide the Series A Purchaser, not more than twice per calendar year, with the right to acquire additional securities in such amount sufficient to maintain the Series A Purchaser’s ownership interest in the Company. Such purchases may be made at the same prices as the shares are sold to other purchasers. Any such issuances by us to the Series A Purchaser may result in dilution to then-current stockholders of the Company.

Sales of common stock by the Series A Purchaser may depress the price of our common stock.

The shares of common stock issuable upon conversion of the outstanding shares of Series A Preferred Stock currently represent approximately 19% of our outstanding common stock, giving effect to conversion of such shares of Series A Preferred Stock. On November 10, 2016, we received a letter from the Series A Purchaser stating that it had been evaluating its alternatives with respect to its significant investment in and strategic relationship with us and that it has concluded that it no longer desires to pursue a strategic relationship with us. While the Series A Purchaser stated it had high regard for the Company’s team and its technology, the technology did not fit into its strategic plans. Furthermore, the Series A Purchaser added that it wanted to work with us to undertake an orderly disposition of its stock, subject to pricing and other conditions, that would minimize disruption in the markets, although it has not made any final decisions regarding its stock or the timing of a disposition. Resale of such conversion shares by the Series A Purchaser may depress the price of our common stock.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of shares offered in this offering a public offering price of $5.75 per share, and after deducting placement agent fees and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $5.04 per share. In addition, in the past, we issued convertible debt, options and warrants to acquire shares of common stock. To the extent these securities are ultimately exercised or converted, you will sustain additional future dilution.

Because we will have broad discretion and flexibility in how we use the net proceeds from this offering, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering for general corporate purposes including expanding our products, and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, technologies, and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. See “Use of Proceeds”. Our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

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Additional stock offerings in the future may dilute then existing stockholders’ percentage ownership of our company.

Given our plans and expectations that we may need additional capital, we may need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing stockholders.

We have not paid dividends in the past and do not expect to pay dividends in the future on our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition, debt covenants in place, and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on a stockholders’ investment will only occur if our stock price appreciates. In addition, the holder of our outstanding shares of Series A Preferred Stock is entitled to certain dividends prior to payments of dividends to holders of common stock.

FORWARD-LOOKING INFORMATION

This prospectus supplement and the documents and information incorporated by reference in this prospectus supplement include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning:

•	Our cash needs and financing plans;
•	Our possible or assumed future results of operations;
•	Our business strategies;
•	Our ability to attract and retain customers;
•	Our ability to sell additional products and services to customers;
•	Our competitive position;
•	Our industry environment;
•	Our potential growth opportunities;
•	Expected technological advances by us or by third parties and our ability to leverage them;
•	The effects of future regulation; and
•	The effects of competition.

All statements in this prospectus supplement and the documents and information incorporated by reference in this prospectus supplement that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering, after placement agent fees and estimated offering expenses payable by us, will be approximately $8.0 million.

We currently intend to use the net proceeds from this offering for general corporate purposes, including expanding our products, and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, technologies, and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2017. Such information is set forth on the following basis:

•	on an actual basis; and

•	on a pro forma basis, giving effect to the sale of the 1,500,000 shares of common stock in this offering at a public offering price of $5.75 per share, after deducting estimated placement agent fees and estimated offering expenses.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2017
	Actual	Pro Forma

Cash and cash equivalents	$6,129,342	$14,119,342

Total liabilities	3,249,958	3,249,958
Stockholders’ equity:
Preferred Stock, par value $0.001 per share; 5,000,000 shares authorized; 50 shares of Series A Preferred Stock issued and outstanding	50	50
Common Stock, par value $0.001 per share; 100,000,000 shares authorized; 20,609,182 shares outstanding actual; 22,109,182 shares outstanding pro forma	20,609	22,109
Additional paid-in capital	96,988,013	104,976,513

Accumulated deficit	(85,090,712)	(85,090,712)

Total stockholders’ equity	11,917,960	19,907,960

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DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of June 30, 2017 was approximately $11.2 million, or $0.44 per share (on an as-converted basis with respect to our outstanding shares of Series A Preferred Stock). “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of the common stock in this offering at the public offering price set forth on the cover page of this prospectus supplement and after deducting estimated placement agent fees and expenses payable by us, our pro forma net tangible book value as of June 30, 2017 would have been approximately $19.2 million or $0.71 per share of common stock. This represents an immediate increase in net tangible book value of $0.27 per share to our existing stockholders and an immediate dilution in net tangible book value of $5.04 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Public offering price per share	$5.75

Net tangible book value per share as of June 30, 2017	$0.44

Increase per share attributable to this offering	$0.27

Pro forma net tangible book value per share as of June 30, 2017 after this offering	$0.71

Dilution per share to new investors participating in this offering	$5.04

The information above is as of June 30, 2017 and excludes, as of that date:

•	approximately 1,385,491 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans having a weighted average exercise price of $4.97 per share; and

•	approximately 151,850 shares of our common stock issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $2.66 per share.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated August 8, 2017, we engaged Chardan Capital Markets, LLC (“Chardan Capital” or the “Placement Agent”) as our exclusive placement agent to solicit offers to purchase the shares in this offering. The Placement Agent is not purchasing or selling any of the shares we are offering, and it is not required to arrange the purchase or sale of any specific number of shares or dollar amount, but it has agreed to use reasonable best efforts to arrange for the sale of the shares. The Special Equities Group, a division of Chardan Capital, holds warrants to purchase an aggregate of 61,250 shares of our common stock, which are exercisable at a price of $2.50 per share and expire on July 30, 2018. In addition, one of the employees of the Placement Agent individually owns warrants to purchase 12,500 shares of our common stock which are exercisable at a price of $2.25 per share and expire on August 5, 2018. These securities were not issued as compensation in connection with this offering.

The Placement Agent proposes to arrange for the sale of the shares we are offering pursuant to this prospectus supplement to one or more investors through securities purchase agreements directly between the purchasers and us. We established the price following negotiations with the Placement Agent and prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the shares we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. An officer of the Company has agreed to purchase 10,000 shares in the offering. We anticipate that the sale of the shares will be completed on the date indicated on the cover page of this prospectus supplement, subject to customary closing conditions. On the closing date, the following will occur:

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•	We will receive funds in the amount of the aggregate purchase price;
•	Chardan Capital will receive the Placement Agent fees in accordance with the terms of the engagement agreement between us and Chardan Capital; and
•	We will deliver the shares to the investors.

In connection with this offering, the placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

We will pay the placement agent cash fees equal to $450,000.

We currently anticipate that the sale of shares offered by this prospectus supplement and the accompanying base prospectus will be completed on or before August 14, 2017, subject to customary closing conditions. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the purchasers. The estimated offering expenses payable by us, excluding the placement agent fees and expenses, will be approximately $185,000, which includes legal and printing costs and various other fees associated with registering and listing the common stock. After deducting the placement agent fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $8.0 million.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches and representations and warranties contained in the engagement agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

We have also agreed to pay the placement agent a tail fee equal to 6% with respect to any public or private offering or capital raising transaction to the extent such financing or capital is provided by certain investors identified in the engagement agreement whom the placement agent introduced directly or indirectly to the Company, and such financing or capital raising transaction occurs during the three-month period following the termination or expiration of the engagement agreement.

Chardan Capital may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Chardan Capital would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by Chardan Capital acting as principal. Under these rules and regulations, Chardan Capital:

•	may not engage in any stabilization activity in connection with our securities; and
•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the placement agent of the offering, or by its affiliates. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent’s websites and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement or the registration statement of which this prospectus supplement and accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

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NASDAQ Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “VUZI”.

LEGAL MATTERS

The validity of the shares being offered under this prospectus by us will be passed upon for us by Sichenzia Ross Ference Kesner LLP, New York, New York.

EXPERTS

The consolidated financial statements of Vuzix Corporation as of and for the years ended December 31, 2016 and December 31, 2015 appearing in Vuzix Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by Freed Maxick CPAs, P.C., as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.vuzix.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 16, 2017;

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2017, filed with the SEC on August 9, 2017;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed with the SEC on May 10, 2017;
•	our Current Reports on Form 8-K filed with the SEC on May 12, 2017, and June 19, 2017 as amended by the 8-K/A filed on June 19, 2017;

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•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2017;

•	the description of our common stock contained in the our Registration Statement on Form 8-A filed with the SEC on January 26, 2015 (File No. 001-35955), including any amendment or report filed for the purpose of updating such description; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement and the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Steven D. Ward, Vuzix Corporation, 25 Hendrix Road, Suite A, West Henrietta, New York 14586, telephone number 585-359-5900.

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PROSPECTUS

$100,000,000

Vuzix Corporation

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $100,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “VUZI.” On January 28, 2016, the last reported sales price for our common stock was $5.48 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 2, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated February 4, 2016

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $100,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

The terms “Vuzix,” the “Company,” “we,” “our” or “us” in this prospectus refer to Vuzix Corporation and its wholly-owned subsidiary, unless the context suggests otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning:

•	our possible or assumed future results of operations;

•	our business strategies;

•	our ability to attract and retain customers;

•	our ability to sell additional products and services to customers;

•	our cash needs and financing plans;

•	our competitive position;

•	our industry environment;

•	our potential growth opportunities;

•	expected technological advances by us or by third parties and our ability to leverage them;

•	the effects of future regulation; and

•	the effects of competition.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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ABOUT VUZIX

We are engaged in the design, manufacture, marketing and sale of wearable display devices that are worn like eyeglasses and feature built-in video screens that enable the user to view video and digital content, such as movies, computer data, the Internet or video games. Our wearable display products, known commercially as Video Eyewear (also referred to as head mounted displays (or HMDs), Smart Glasses, wearable displays, video glasses, personal viewers, near-eye virtual displays, and near-eye displays (or NEDs) contain micro video displays that offer users a portable high-quality viewing experience. Our Video Eyewear products provide virtual large high-resolution screens, fit in a user’s pocket or purse and can be viewed practically anywhere, anytime. They can also be used for virtual and augmented reality applications, in which the wearer is either immersed in a computer generated world or has their real world view augmented with computer generated information or graphics. Our recently launched Smart Glasses products, a new category of Video Eyewear have much of the capabilities of a smartphone including wireless internet access but are worn like glasses. Video Eyewear are designed to work with mobile electronic devices, such as cell phones, laptop computers, tablets, portable media players and gaming systems.

We reported net losses of $9,918,150 and $1,550,305 for the nine months ended September 30, 2015 and September 30, 2014, respectively. We reported net losses of $7,868,858 and $10,146,228 for the years ended December 31, 2014 and December 31, 2013, respectively. We have an accumulated deficit of $54,079,540 as of September 30, 2015.

Our principal executive offices are located at 25 Hendrix Road, Suite A, West Henrietta, New York. Our telephone number is (585) 359-5900. We maintain an Internet website at www.vuzix.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including expanding our products, and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, technologies, and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any material acquisitions as of the date of this prospectus.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore (subject to the rights of the holders of our Series A Preferred Stock, as discussed below), holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing one-third of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company.

Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “VUZI”.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, from time to time in one or more series.

On December 30, 2014, the Company filed a Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”) with the secretary of state of the state of Delaware, pursuant to which 49,626 shares of preferred stock were designated as Series A Preferred Stock. All such 49,626 shares are currently outstanding and held by Intel Corporation (the “Series A Purchaser”).

Each share of Series A Preferred Stock is entitled to receive dividends at a rate of 6% per annum, compounded quarterly and payable in cash or in kind, at the Company’s sole discretion. In the event of the liquidation, dissolution or winding up of the Company, each share of Series A Preferred Stock is entitled to a liquidation preference equal to one times (1x) the Series A Purchaser’s original per share purchase price, plus a right to receive an additional liquidation distribution together with the common stock holders pro rata on an as converted basis, but not in excess of $1,000 per share in the aggregate (subject to adjustment for accrued but unpaid dividends and in the event of stock splits, dividends or other combinations). Each share of Series A Preferred Stock is entitled to vote with the holders of the Company’s common stock on matters presented to its stockholders, and is entitled to cast such number of votes equal to the whole number of shares of common stock into which such shares of Series A Preferred Stock are convertible. The holders of record of the Series A Preferred Stock will be entitled to nominate and elect 2 directors to the Company’s Board of Directors (the “Board Election Right”), at least one of whom will be required to qualify as an “independent” director, as that term is used in applicable exchange listing rules. The Board Election Right with respect to the independent director will terminate on such date as the number of shares of Series A Preferred Stock then outstanding is less than 40% of the original amount purchased by the Series A Purchaser. The Board Election Right with respect to the second director shall terminate on such date as the number of shares of Series A Preferred Stock then outstanding is less than 20% of the original amount purchased by the Series A Purchaser. The Series A Purchaser has not yet exercised the Board Election Right. The Company also granted the Series A Purchaser the right to have a board observer at meetings of the Company’s Board of Directors and committees thereof.

For as long as at least 25% (or 12,406 shares) of the Series A Preferred Stock is outstanding, the Company may not, without the consent of holders of at least 60% of the then outstanding shares of Series A Preferred Stock, take certain actions, including but not limited to: (i) liquidate, dissolve, or wind up the business and affairs of the Company; (ii) amend, alter or repeal any provision of its charter or bylaws in a manner that adversely effects the rights of the Series A Preferred Stock; (iii) create or issue any capital stock that is equal to or senior to the Series A Preferred Stock with respect to preferences; (iv) create or issue any debt security, subject to certain exceptions; (v) pay off any debt obligation prior to its stated maturity date; or (vi) enter into any stockholders rights plan or similar arrangement or take other actions that may limit actions that holders of a majority of the Series A Preferred Stock can take under Section 203 of the Delaware General Corporation Law, as well as such other customary provisions protecting the rights of the holder of the Series A Preferred Stock, as are outlined in the Certificate of Designation.

Subject to the foregoing, our Certificate of Incorporation authorizes our board of directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

•	the title and stated or par value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

  We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of Federal income tax consequences; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

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Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	the net proceeds from the sale of the securities

•	any delayed delivery arrangements

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

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If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Capital Market at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

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EXPERTS

The consolidated financial statements of Vuzix Corporation as of and for the year ended December 31, 2014 appearing in Vuzix Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by Freed Maxick CPAs, P.C., as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Vuzix Corporation as of and for the year ended December 31, 2013 appearing in Vuzix Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by EFP Rotenberg LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015;

•	our Quarterly Report on Form 10-Q for the period ended September 30, 2015, filed with the SEC on November 12, 2015;

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2015, filed with the SEC on August 13, 2015;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the SEC on May 12, 2015;

•	our Current Reports on Form 8-K filed with the SEC on January 2, 2015, January 8, 2015, January 26, 2015, and June 24, 2015;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2015;

•	the description of our common stock contained in the our Registration Statement on Form 8-A filed with the SEC on January 26, 2015 (File No. 001-35955), including any amendment or report filed for the purpose of updating such description; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Steven D. Ward, Vuzix Corporation, 25 Hendrix Road, Suite A, West Henrietta, New York 14586, telephone number 585-359-5900.

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1,500,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Chardan

August 9, 2017